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                                                                    Exhibit 10.2


                             SHAREHOLDERS AGREEMENT

                              INTERCOM AND OTHERS

                             CORDILLERA AND OTHERS


In Santiago, Chile on February 7, 1996, between the companies hereinafter described it is agree to sign an agreement by which the rules, rights and obligations are set covering their relationships concerning the corporations called "METROPOLIS-INTERCOM HOLDING S.A." and "METROPOLIS-INTERCOM S.A.":

1) Mr. Claudio Garcia Swears, in the name and representation, as it shall be evidenced, of Comunicaciones Intercom S.A. (hereinafter "INTERCOM"), a corporation existing and incorporated under the laws of the Republic of Chile, domiciled at Avenida Manquehue street No.520 in the municipality of Las Condes;

2) Ms. Maria Isabel Diaz Velasco and Mr. Ismael Mena Gatica in the name and representation, as it shall be evidenced, of Cordillera Comunicaciones Limitada (hereinafter "CORDILLERA"), a limited partnership existing under the laws of the Republic of Chile, domiciled at Hendaya street No.60, 15 floor, in the municipality of Las Condes;

3) Mr. Jacinto Diaz Sanchez in the name and representation, as it shall be evidenced, of Invercom S.A. (hereinafter "INVERCOM"), a

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corporation existing and incorporated under the laws of the Republic of Chile, domiciled at Apoquindo Avenue, N(Degrees) 4499, 11th. floor, in the municipality of Las Condes;

4) Mr. Ricardo Claro Valdes and Mr. Baltazar Sanchez Guzman, acting jointly with Mr. Carlos Court Astaburuaga and Mr. Max Letelier Bomchil, all in the name and representation, as it shall be evidenced, of Cordillera Comunicaciones Holding Limitada, (hereinafter "CCHL"), a limited partnership existing under the laws of the Republic of Chile, domiciled at Hendaya street No.60, 15 floor, in the municipality of Las Condes;

5) Ms. Maria Isabel Diaz Velasco in the name and representation, as it shall be evidenced, of Bresnan International Partners, Comunicaciones de Chile Uno Limitada (hereinafter "BIP"), a limited partnership existing under the laws of the Republic of Chile, domiciled at Bombero Ossa 1010, oficina 401, in the municipality of Santiago;

6) Mr. Ismael Mena Gatica in the name and representation, as it shall be evidenced, of CristalChile Comunicaciones S.A. (hereinafter "CRISTALCHILE"), a corporation existing and organized d under the laws of the Republic of Chile, domiciled at Hendaya street No.60, 15 floor, in the municipality of Las Condes;

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7) Mr. Cristobal Philippi Irarrazaval, in the name and representation, as it shall be evidenced, of Metropolis-Intercom Holding S.A. (hereinafter the "HOLDING"), a corporation existing and organized under the laws of the Republic of Chile, domiciled at Manquehue Norte N(Degrees) 520, in the municipality of Las Condes.

                                   SECTION I
                           BACKGROUND AND DEFINITIONS

FIRST CLAUSE:  BACKGROUND.
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The following facts are stated for the record:

1.1. That INTERCOM and CORDILLERA have incorporated a closed corporation called Metropolis-Intercom Holding S.A. (the "HOLDING"), organized and existing under the laws of the Republic of Chile whose objectives are to carry out all kind of investments in legal entities and companies of all kinds, such corporations, partnerships or of any other kind, whose objectives are activities, directly or indirectly related to: A) cable television, B) satellite television; C)MDS and/or MMDS television, D) video and/or entertainment businesses; E) interactive services, F) all services which are complementary or of added value to the main activities comprised in the concept of multimedia. Within the said objective shall be included the following services that are hereinafter mentioned for exemplary purposes:
     One) the basic cable television services and premium channel services, the so called "near

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     video on demand", "video on demand", "pay per view", interactive game services, interactive video; Two) VBI data transmission, or others; Three) "telemarketing", "direct sales" and other marketing activities through telecommunication means; Four) data base handling and management; Five) tele-education services; Six) information services; Seven) audio-text services; Eight) "homeshopping"; Nine) analogical and digital video and/or audio signals transmission and retransmission; Ten) Internet services and access to computer networks in general; Eleven) sale and rental of equipments related to the objective of the corporation; Twelve) satellite "uplink"; Thirteen) installation and monitoring of alarms; Fourteen) electronic navigation services related to video and/or entertainment content; Fifteen) data [informatica] and management services; Sixteen) "fax distribution" and other mail distribution services, including the direct mail; Seventeen) "interconnection"; Eighteen) home banking; and, Nineteen) production, distribution and intermediation of audio and video programs. Among this objectives are activities directly or indirectly related to those set forth under letter A) to letter F) above and, consequently, among others, the other services indicated under numer One) to Nineteen) above, in the manner in which they are currently provided aswell as in their future developments and applications.

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1.2. That INTERCOM with 4 shares, CORDILLERA with 6 shares and the HOLDING with
     990 shares are the only shareholders of the close corporation called METROPOLIS-INTERCOM S.A. (Hereinafter the "COMPANY"), organized and existing under the laws of the Republic of Chile, whose objectives are activities, directly or indirectly related to: A) cable television, B) satellite television; C)MDS and/or MMDS television, D) video and/or entertainment businesses; E) interactive services, F) all services which are complementary or of added value to the main activities comprised in the concept of multimedia. Within the said objective shall be included the following services that are hereinafter mentioned for exemplary purposes:
     One) the basic cable television services and premium channel services, the so called "near video on demand", "video on demand", "pay per view", interactive game services, interactive video; Two) VBI data transmission, or others; Three) "telemarketing", "direct sales" and other marketing activities through telecommunication means; Four) data base handling and management; Five) tele-education services; Six) information services; Seven) audio-text services; Eight) "homeshopping"; Nine) analogical and digital video and/or audio signals transmission and retransmission; Ten) Internet services and access to computer networks in general; Eleven) sale and rental of equipments related to the objective of the corporation; Twelve) satellite "uplink"; Thirteen) installation and monitoring of alarms; Fourteen) electronic

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     navigation services related to video and/or entertainment content; Fifteen)
     data [informatica] and management services; Sixteen) "fax distribution" and other mail distribution services, including the direct mail; Seventeen) "interconnection"; Eighteen) home banking; and, Nineteen) production, distribution and intermediation of audio and video programs. Among this objectives are activities directly or indirectly related to those set forth under letter A) to letter F) above and, consequently, among others, the other services indicated under numer One) to Nineteen) above, in the manner in which they are currently provided as well as in their future developments and applications.

1.3. That all of the shares issued by INTERCOM are held by INVERCOM, except for 5 shares, 4 of which are held by CTC and the other by EL MERCURIO. CTC, at its turn, owns 75% of the shares issued by INVERCOM and EL MERCURIO owns the remaining 25%

1.4. That 98% of the capital of CORDILLERA is owned by CCHL and of the remaining 2%, 1% is held by BIP and 1% is held by CRISTALCHILE. BRESNAN and CRISTALCHILE are, at their turn, equal partners in CCHL since its formation, and

1.5. That 99,99% of the shares issued by CRISTALCHILE are held by CRISTALERIAS and the remaining 0.01% are held by Servicios y Consultorias Hendaya S.A.;

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1.6. That 99% of the partnership interests in BIP are owned by BRESNAN and the remaining 1% is owned by Bresnan Holdings Chile, Inc.; and being BRESNAN and Bresnan Holdings Chile, Inc. controlled by Tele-Communications International Inc.

SECOND CLAUSE:  DEFINITIONS.
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For the purposes of this agreement, the following terms shall have the meanings stated in each case:

"SHARES":      Any shares representing capital in the Holding and in
               Corporation including any options, rights or instruments to acquire Shares.

"BRESNAN":     Is the company called "Bresnan International Partners (Chile),
               L.P. (hereinafter "BRESNAN") a limited partnership organized and existing under the laws of the State of Delaware, United States of America, with domicile at the N(Degrees) 709 of Westchester
               Avenue, White Plains, New York, N.Y.10.604.

"SALE CONTRACT":
               The document signed by the parties on this date evidencing the sale between CTC and CORDILLERA in respect of the networks and other assets mentioned therein.
"SIGNAL
TRANSMISSION

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AND CONNECTION
MAINTENANCE
CONTRACT":
               The document signed on this date between the Corporation and CTC by which CTC has agreed to provide the Corporation with telecommunications signals transportation services and the maintenance of networks and drops under the terms stated therein.

"CRISTALERIAS":
               Is the company called Cristalerias de Chile S.A. (hereinafter "CRISTALERIAS"), a corporation organized and existing under the laws of the Republic of Chile, with domicile at Hendaya street N(Degrees) 60, floor 15, in the municipality of Las Condes.

"CTC": Is the company called Compania de Telecomunicaciones de Chile S.A. (hereinafter "CTC"), a corporation organized and existing under the laws of the Republic of Chile, with domicile at San Martin street N(Degrees) 50, floor 15, in the municipality of Santiago.

"BANKING BUSINESS
DAY": Any day that banks are open to the public in Chile and in the city of New York, United States of America.

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"DOLLAR OR US$":
               The dollar of the United States of America.

"EL MERCURIO": Is the company called Empresa El Mercurio S.A.P. and the company
               Comercial Canelo S.A. (hereinafter "EL MERCURIO") both corporations organized and existing under the laws of the Republic of Chile, both domiciled in Santa Maria avenue, N(Degrees) 5542, in the municipality of Santiago, which are jointly and severally bound in relation to the obligations that are established in their regard herein.

"GAAP-CHI":    Are the accounting principles generally accepted and consistently applied in the Republic of Chile.

"GAAP-USA":    Are the accounting principles generally accepted and consistently applied in the United States of America.

"HOLDING":     Is the company called "Metropolis-Intercom Holding S.A."
               constituted by public deed of this date.

"OBJECTIVES":  Are the objectives of the Holding and the Corporation set out in paragraph 1.1. and 1.2 of the First clause.

"PARTY":       Is any of the signatory parties considered individually.

"PARTIES":     Are all the signatory parties considered jointly.

"HOLDING IN
OTHER COMPANIES":

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               Are any shares or partnership interests in INVERCOM, INTERCOM,
               CORDILLERA, CCHL, CRISTALCHILE, BIP and BRESNAN and CRISTALERIAS including any options, rights or instruments for acquiring these shares or rights.

"PESOS OR CH$":
               The legal currency of the Republic of Chile.

"BUSINESS
PLAN": Is the budget and operative plan covering a period of five years, that is reconsidered once a year and that shall be presented to the Board together with the annual budget.

"ANNUAL BUDGET":
               The annual operational budget of the Holding and the Corporation that should be presented for the approval of the board of the Holding and of the Corporation, no later than November 1st. of each calendar year.

"CORPORATION": Is the operating company called "Metropolis-Intercom S.A."
               incorporated by public deed of this date.

"RELATED COMPANY":

               With respect to a "Party", any individual or entity that directly or indirectly controls, is controlled by or is subject to common control with that

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               "Party". Notwithstanding the foregoing, it is understood that a person controls another when:
               a. it holds 10% or more of the capital of another company or if the latter has its capital divided into shares a 10% or more of its shares, or
               b. it has the right to appoint one or more directors or administrators or in any other way decisively influence the administration, whether under its bylaws or under a contract signed with it, its partners, shareholders, directors, executives or administrators, as the case may be, or in any other way.

"SUBSIDIARY
COMPANY":           A company as defined in Article 86 of Law 18,046 covering
                    Corporations or that amending or replacing it.
"PARENT
COMPANY":           A company as defined in Article 86 of Law 18,046 covering
                    Corporations or that amending or replacing it.

"TCI": Is the company called Tele-Communications International, Inc., organized and existing under the laws of the State of Delaware, United States of America, domiciled at the

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                    DTC Park Way No. 5619, Englewood, Colorado, 80111.

"EXCHANGE RATE":
                    The value of the Dollar as advised by the Central Bank of Chile in accordance with number 6 of Chapter I of Section I of the Exchange Control Regulations of the Central Bank of Chile or that which may replace it.

"UNIDAD DE FOMENTO"
OR "UF": The monetary adjustment index calculated and published by the Central Bank of Chile in accordance with the last transitory article of Law 18,840. In the absence of that index, the adjustment index reflecting the percentage change in the CPI shall be used, as published by the National Institute of Statistics of the Republic of Chile or the entity replacing it.

                                   SECTION II
        RESTRICTIONS ON TRANSFERRING AND GRANTING OF PLEDGES OVER SHARES

THIRD CLAUSE:  PROHIBITIONS ON TRANSFERS.
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3.1.  INTERCOM and CORDILLERA and any of the permitted assignees may not transfer the "Shares" to third parties except where (i) the preferential rights set forth in this Agreement have been fully respected prior to the transfer or
(ii) it is a "Permitted

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Transfer" as defined in the Sixth clause of this Shareholders Agreement. In any event transfers of "Shares" owned by INTERCOM and CORDILLERA and any permitted assignee shall necessarily and simultaneously include all the "Shares" owned at the time of the transfer, even though these transactions may be perfected by more than one contract or with more than one purchaser, as regulated below.

3.2. "Holdings in Other Companies" shall be subject to the same limitations and prohibitions.

FOURTH CLAUSE: PROHIBITION ON GRANTING LIENS OVER THE "SHARES" OR "HOLDINGS IN
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OTHER COMPANIES".

4.1 None of the "Parties" may perform acts or sign contracts that pledge the "Shares" or "Holdings in Other Companies". Consequently, by this act, the "Parties" mutually agree an absolute prohibition on performing any act or signing any contract whose purpose is to create collateral such as pledges or any other lien, encumbrance, prohibition or rights in favour of third parties, as well as any other impediment or restriction that may affect or embarrass the free use, benefit and disposal over the "Shares" or "Holdings in Other Companies", without the prior consent in writing by the corresponding "Party".

4.2 Should the "Shares" or "Holdings in Other Companies" be subject for any reason of embargoes or other judicial or similar pre-judicial measures, the "Party" holding those "Shares" or "Holdings

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in Other Companies" shall adopt all actions required to obtain the release of the embargoe or other measures or substitute it with other equivalent guarantees.

FIFTH CLAUSE: PREFERENCE IN THE ACQUISITION OF THE "SHARES" OR "HOLDINGS IN
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OTHER COMPANIES".

5.1. Other than in the case of a "Permitted Transfer" pursuant clause Sixth, by this act, the "Parties" hereby mutually and irrevocably confer among themselves a preferential right for the acquisition of the "Shares". This preferential right shall subsist for the term in which this Agreement is in force and it is also applicable to the transfer of "Holdings in Other Companies".

For the material compliance and exercise of the right set forth in this paragraph, it shall be understood that "Offerors" and "Addressees" be those persons stated below in each case and the rights and obligations arising from the respective offer (the "Offer") shall correspond to them in the proportions stated, also case by case.

5.1.1. If the Offeror were CORDILLERA and the Offer refers to the "Shares", the Offer shall be made to INTERCOM. In this case the Offer shall always also include the 6 shares owned by CORDILLERA in the Corporation.

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5.1.2.    If the Offeror were INTERCOM and the Offer refers to the "Shares", the
          Offer shall be made to CORDILLERA. In this case the Offer shall always also include the 4 shares owned by INTERCOM in the Corporation.

5.1.3. If the Offeror were INVERCOM and the Offer refers to shares issued by INTERCOM, the Offer shall be made to CCHL. Together with this Offer, CTC and EL MERCURIO shall offer the shares they own in INTERCOM to the same Addressee.

5.1.4. If the Offeror were EL MERCURIO and the Offer refers to shares issued by INVERCOM, the Offer shall be made to CTC and shall include the share in INTERCOM held by EL MERCURIO. Together with this Offer, INTERCOM shall offer to CORDILLERA an option to buy 4% of the "Shares" in the same terms and conditions contemplated in the Offer made by EL MERCURIO to CTC. However, the transfer of the 4% of the Shares owned by INTERCOM shall be subject to the condition precedent consisting in the actual transfer by EL MERCURIO of the shares of INVERCOM included in the Offer to CTC.

5.1.5. If the Offeror were CTC and the Offer refers to shares issued by INVERCOM, CTC shall first give notice of its decision to sell to EL MERCURIO which within a term of ten days shall give notice in writting of its decision to whether (a) sell its shares in INVERCOM at the same price and on the same conditions offered by CTC, simultanously

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          with CTC; (b) to reserve its right to acquire 1/7 of the shares issued by INVERCOM offered by CTC; or ( c) to choose neither the alternative described in letter a) nor the alternative described in letter b), but rather to maintain the number of shares currently in its possession.
          If nothing is said within that term it shall be irrevocably understood that it has choosed the alternative of letter c) above. Upon CTC's reception of the notice from EL MERCURIO or upon expiration of the ten days term that EL MERCURIO has to give such notice without doing so:
          (i) had EL MERCURIO choosen the alternative of letter a), CTC shall offer to CCHL all of its shares issued by INVERCOM together an offer from EL MERCURIO of all of its shares in INVERCOM; (ii) had EL
          MERCURIO choosen the alternative of letter b), CTC shall offer to CCHL and to EL MERCURIO all of its shares in INTERCOM in the ratio of 6/7ths for CCHL 1/7th to EL MERCURIO; or (iii) had EL MERCURIO choosen or should it be understood having done so, the alternative of letter
          c), CTC shall offer to CCHL all of its shares in INVERCOM. IF CCHL does not accept in a pure and simple manner the

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          Offer made according to the agreed upon procedure, CTC shall be free to sell its shares under the terms set forth under paragraph 5.3 with independance of EL MERCURIO. The Parties state for the record that if CCHL does not accept in a pure and simple manner the Offer that has been made to it following the procedure agreed upon in the paragraph
          (i), EL MERCURIO shall not be authorized to sell its shares to third parties without given prior full compliance with the procedure set forth under paragraph 5.1.4 of this clause.

          Together with that Offer CTC shall offer to same Addressees the shares that it holds in INTERCOM. The same rule shall be applicable to EL MERCURIO in the case that it chooses to also sell its shares in INVERCOM.

5.1.6. If the Offeror were CCHL and the Offer refers to partnership interests in CORDILLERA, the Offer shall be made to INVERCOM. Together with this Offer, CRISTALCHILE and BIP shall offer the partnership interests they own in CORDILLERA to the same Addressee.

5.1.7. If the Offeror were BIP and the Offer refers to partnership interests in CCHL, the Offer shall be made to CRISTALCHILE and it shall include partnership interests that BIP owns in CORDILLERA under the terms and conditions set forth in the partnership agreement of CCHL in force as of the date of this document.

5.1.8. If the Offeror were CRISTALCHILE and the Offer refers to partnership interests in CCHL, the Offer shall be made to BIP and shall include the partnership interests owned by CRISTALCHILE in CORDILLERA under the terms and conditions set forth in the partnership agreement of CCHL in force as of the date of this document.

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5.1.9.    If the Offeror were BRESNAN and the Offer refers to partnership interests in BIP, the Offer shall be made to CRISTALERIAS in the terms and conditions set forth in the partnership agreement of CCHL in force as of the date of this document, which may acquire them itself or through CRISTALCHILE. Together with this Offer, "Bresnan Holdings Chile Inc." shall offer to the same Addressee the partnership interests owned in BIP.

5.1.10. If the Offeror were CRISTALERIAS and the Offer refers to shares in CRISTALCHILE, the Offer shall be made to BRESNAN, in the terms and conditions set forth in the partnership agreement of CCHL in force as of the date of this document which may acquire them by itself or through BIP. Together with this Offer, "Servicios y Consultorias Hendaya S.A." shall offer to the same Addreesee the shares it holds in CRISTALCHILE.

5.1.11. If the Offer were TCI and the Offer refers to partnership interests in BRESNAN, the Offer shall be made to CRISTALERIAS, in the terms and conditions set forth in the partnership agreement of CCHL in force as of the date of this document, whcih sall acquire them by itself or through CRISTALCHILE.

5.1.12 In the case referred to in 5.1.4. above, should CTC not accept - the whole or a part- of the Offer made by EL MERCURIO, the preference for acquiring the shares in

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          INVERCOM and INTERCOM will be transfered to CCHL. For these purposes, once the term that CTC has to accept the Offer made by EL MERCURIO has elapsed, EL MERCURIO will make an Offer to CCHL under the same terms and conditions contained in the Offer made by EL MERCURIO to CTC pursuant to paragraph 5.2. of this Fifth clause.

          In the cases referred to in 5.1.7., 5.1.8., 5.1.9., 5.1.10 and 5.1.11.
          above, the respective Addreessees do not accept the Offer made pursuant to such paragraphs, the preference for acquiring the respective partnership interests or shares shall pass to CTC and EL MERCURIO in the ratio of 3/4ths to the former and 1/4th to the latter, or in the other ration which corresponds according to their share holdings held in INVERCOM at the time of the Offer. For these purposes, once the term for the original Addressees to accept the Offer has expired, BIP, CRISTALCHILE, CRISTALERIAS, BRESNAN O TCI as the case may, shall make an Offer to CTC and EL MERCURIO in the same terms and conditions of the Offer made to the original Addressees, in accordance with the procedure contemplated in paragraph 5.2. of this Fifth clause.

5.1.13. Should in any of the above cases any of the Addressees refrain from exercising its proportional rights in the Offer, or rejects them, under the terms and conditions stipulated below, then these proportional rights shall

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          automatically devolve upon the other Beneficiary stated in each specific case.

5.2. Consequently, any of the "Parties" wishing to dispose of "Shares" or "Holdings in Other Companies" ("the Offeror") shall previously offer them for sale to the other corresponding "Party" as set forth in paragraph 5.1. above in the proportions stated case by case in that paragraph, and then proceed in the following manner:

5.2.1. The Offer may only be for the whole of the "Shares" or the whole of "Holdings in Other Companies" which the Offeror owns, notwithstanding the provisions of the Sixth clause of this Shareholders Agreement. In the case of a "Permitted Transfer" as provided in the Sixth Clause to one or more "Parent Company" or "Subsidiary Company" of a "Party", a disposal that such "Parent Company" or "Subsidiary Company" wishes to undertake in the future shall take place jointly and simoultaneously with the other purchasing "Parent Companies" or "Subsidiary Companies", so as the object of the sale is all of the the "Shares" or the "Holdings in Other Companies".

5.2.2. The Offeror shall make its sale offer in writing (the "Offer") and simultaneously to all the Addressees, offering them the "Shares" or "Holdings in Other Companies" for acceptance within a term of 30 days ("Option Period") indicating the price and other elements

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          necessary for the Offer to be complete. In any event, the Offer shall state that the price be payable in cash.

5.2.3. During the "Option Period", each of the Addressees shall be able at its option to (i) accept the Offer, or (ii) reject it. The Offer will be deemed to be rejected if nothing is expressed during the Option Period.

5.2.4. Acceptance of the Offer by each Beneficiary shall be pure and simple and communicated in writing to the Offeror within the "Option Period".

5.2.5. In its acceptance each Beneficiary shall state the date on which the sale should be granted and perfected. This date may not be later than 60 days following the expiry of the "Option Period".

5.2.6. (i) Should one of the Addressees reject the Offer in the corresponding proportion the Offeror shall certify this fact immediately and advise it in writing to the other Beneficiary who might have accepted the original Offer and would have the right to increase its rights according to paragraph 5.1.13. Such communication shall be sent no later than five days following the expiry of the "Option Period". The Offeror in that communication shall extend to that Beneficiary the Offer made to the previous Beneficiary on identical terms and conditions.

          (ii) That other Beneficiary in turn shall have a term of 10 days as from the date of the above-mentioned communication from the Offeror to give its pure and

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          simple acceptance of the new Offer in writing to the Offeror in the proportion corresponding to the Addressee that had rejected it. Together with its acceptance the Addresse shall indicate the date in which to perfect the sale both in respect of the "Shares" or "Holdings in Other Companies" comprised in the original Offer and those in the new Offer. That date may not in any case be later than 60 days following the expiry of the Option Period.

          (iii) If no decision is expressed during the 10-day period mentioned in (ii) above, it shall be understood that the additional offer has been rejected, and consequently the whole Offer.

5.2.7. The sale or sales of the "Shares" or "Holdings in Other Companies" shall be completed and perfected simultaneously within 60 days of the expiry of the Option Period, on the following dates according to the distinction indicated as follows:

          a) If there were no additional devolved rights:

          (i) if there were just one Addressee on the date proposed by it.

          (ii) if there were two or more Addressees, on the latest date proposed by them, being the Offeror obligated to inform in writing such date to the Addressees.

          b) If there were additional devolved rights, on the date stated by the Addressee on accepting the new Offer made

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          under the arrangement agreed in paragraph 5.2.6. of this Fifth clause.

5.2.8. In the event that on the date on which the sale or sales should be signed according to paragraph 5.2.7. above, one of the Addressees accepting the Offer does not appear to sign it and/or does not pay the price at that time, the following rules shall apply:

          i) The Offeror shall communicate the fact in the same act or not later than 24 hours thereafter to the other Addressee who also accepted the Offer, making a new Offer regarding the "Shares" or "Holdings in Other Companies" not acquired by the Beneficiary in default and on the same terms and conditions as made to the latter. The other Addressee shall have 10 days from the date of communication of the new Offer to give its acceptance or rejection of it. Meanwhile, the term for signing the sale of the "Shares" or "Holdings in Other Companies" whose acquisition was accepted by this Addressee, shall be suspended.

          (ii) If such Addressee accepts the new Offer made according to (i) above, the sale of and payment for the "Shares" of the "Holdings in Other Companies" comprised in the original Offer and in the new Offer shall take place within 10 days from the date of communication of the acceptance.

          (iii) If nothing is expressed by such Addressee during the 10 days term indicated in (i) above, it shall be understood that the additional offer has been rejected, and consequently the whole Offer.

          (iv) The Offeror and the complying Addressee may demand damages from the defaulting Addressee caused by the default as provided in the Sixteenth clause.

5.3. The Offeror shall be free to sell the "Shares" or "Holdings in Other Companies" in the following cases:

     a) Should the Addressees do not accept purely and simply the "Offer" made to them under the procedure agreed in this Fifth clause.

     b) If following the acceptance of the Offer by the Addressees the transfer has not been perfected due to causes imputable to one or more Addressees, such as failure to pay the price and the second devolved rights contemplated in paragraph 5.2.8. of this Fifth clause had not operated.

     c) Should the Offer not be accepted in its entirety by the Addressees whether in the exercise of their own preferential right or by virtue of the devolved right contemplated in this Fifth clause.

5.4. In all cases the transference to third parties shall meet the following copulative conditions:

     a) That the economic terms of the sale to the third party are equal to or higher than those included in the Offer. Any of the "Parties" may require the information and evidence it considers necessary from the Offeror to check compliance with this condition.

     b) That the transfer refers to the whole of the "Shares" or "Holdings in Other Companies".

     c) That the third party sale is completed and perfected within 180 days as from the communication of the original Offer to the Addressees. On the expiry of that term without the perfecting of the third party transfer of the "Shares" or the "Holdings in Other Companies", the "Party" wishing to dispose of them shall renew the procedure contemplated in this Fifth clause.

5.5. The "Parties" may make Offers in accordance with the procedure indicated in this clause as often as they wish.

5.6. The "Party" acquiring the whole of the "Shares" or "Holdings in Other Companies" from another "Party" under the right of first refusal provided for in this clause may acquire the Shares for itself or through a "Subsidiary Company" it designates. If the acquisition refers to only a portion of the "Shares" or "Holdings in Other Companies" it must necessarily acquire them for itself.

5.7. All the communications referred to in this clause shall become effective in the form and moment set out in the Twentyth clause of this Shareholders Agreement.

SIXTH CLAUSE:  "Permitted Transfers". The rules set out in the above Fifth
- - -------------
clause shall not apply to the following cases:

6.1. If the disposal of the "Shares" or "Holdings in Other Companies" is made with the consent of the Parties. Such consent shall be given in writing. The "Parties" hereby authorize CTC and EL MERCURIO to transfer to INVERCOM the shares they hold in INTERCOM.

6.2. If the disposal is made to a "Subsidiary Company" or a "Parent Company" of a "Party".

6.3. In any of the cases mentioned in paragraphs 6.1. and 6.2. above, the transfer of the "Shares" or "Holdings in Other Companies" shall only be good as against the other Parties provided the following conditions are met:

      a) The purchaser adheres to and accepts in writing the terms and conditions of this instrument.

      b) The transferror is committed severally in writing with the purchaser to comply with each and every obligation contemplated in this Shareholders Agreement.

      c) That the necessary instruments are executed so that the shares or ownership rights in the company acquired remain subject to the right of first refusal to acquire them conferred in paragraph 5.1. of the Fifth clause on the same terms that were applicable to the transferror.

SEVENTH CLAUSE:  Special notice on the certificates covering the "Shares" and
- - ---------------
duty to control.

7.1. The "Parties" are committed in this act to instruct the Corporation to ensure that the certificates of all the "Shares" issued by the Corporation during the life of this Shareholders Agreement shall bear, in addition to the appropriate legal or statutory information, the following notice: "The shares represented by this certificate are subject to the prohibitions on disposals and other restrictions referred to in the Shareholders Agreement signed by CORDILLERA, INTERCOM and others on February 7, 1996, an authorized copy of which is available at the offices of the Corporation and is recorded in the Shareholders Register. No transfer of any share represented by this certificate shall be valid unless carried out in accordance with the terms of the said Shareholders Agreement".

7.2. The manager of the Corporation or his deputy may not register any transfer of "Shares" without previously having sufficiently checked that the obligations and limitations contained in this Shareholders Agreement have been observed and is liable for damages to the affected party that any lack of control shall cause.

                                  SECTION III
               CORPORATE PRINCIPLES, PROHIBITIONS ON COMPETITION
                              AND SEEKING BUSINESS

EIGHTH CLAUSE:  COMPETITION AND BUSINESS DEVELOPMENT.
- - --------------

8.1 In view of the agreements in force under the agreements dated October 19, 1995, the "Parties" confirm that they will respect the basic businesses of the "Corporation" and "CTC" and not interfere directly or indirectly in them and mutually agree that given technical and comercial change, etc., in this businesses there are and will be numerous products that could be provided by both.

With respect to those kind of products and services related to the complementary services mentioned in letter F) of the "Objectives of the By-Laws of the "Corporation" as well as those stated as examples in numbers Two) and Eighteenth) of those "Objectives" and their future developments and applications, and in general new telecommunicatons businesses other than basic businesses of the "Corporation" and "CTC" and its future developments or applications, it is seriously intended to develop these through the "Corporation" without this affecting the development by "CTC" of products and services within its area of competence. If this were not feasible or reasonably convenient for "CTC", a different and mutually convenient formula shall be sought to the "Corporation" and "CTC", whether by means of another company formed by the "Corporation" and "CTC" or through another form of complementary agreement between both that allows the products and services intended to be developed to reach the customer universe of the "Corporation" and "CTC" in accordance with the agreements established.

If following negotiations in good faith in the above terms is not possible to reach an agreement both the "Corporation" and "Cordillera" jointly with a third party and "CTC" and or "El Mercurio" whether or not in partnership with a third party may freely compete. In this case "Cordillera" and or "Cordillera" jointly with a third party may use any of the trade names of the "Corporation", have access to the list of customers of the "Corporation" and use its the resources, having to pay only the incremental costs that this implies. In this way it shall not have to pay for the licenses, for rights to the trade name, nor for the customer list. It may also have access to the present or new "CTC's network on equal terms to those agreed between "CTC" and the "Corporation" for the corresponding kind of services.

In the case of video-telephone services, both parties promise to develop agreements within their areas of competence.

Any agreement the "Corporation" may reach with "CTC" may be made with "CTC" or its Related Companies.

The "Parties" acknowledge that the current partners of CORDILLERA, directly or through other companies are currently producing and intermediating all kinds of programming so that this business shall not be subject to the procedure contemplated here. They also acknowledge that the current partners in CORDILLERA, "CTC" and or "El Mercurio", directly or through other companies are carrying out or may carry out activities related to businesses or services called DTH (Direct to Home) and DBS (Direct Broadcast Satellite).

8.2. If one "Party" or a "Subsidiary Company" or a "Parent Company" of such "Party" conveys the "Shares" or the "Holdings in other Companies" to another "Party" or to third parties, neither such "Party" nor such "Subsidiary Company" nor "Parent Company" may develop businesses related to the "Objectives" for the period of two years as from the day of conveyance to the other "Party" or third parties. If the one conveying "Shares" or the "Holdings in other Companies" is "Cordillera" or its direct or indirect partners they may also not build the basic businesses of "CTC" and the future developments and applications thereof for such period of time inside the territory of the Republic of Chile.

NINTH CLAUSE: This clause has no content and it has been maintained only for purposes of maintaining the general numeration of this document.

                                   SECTION IV
                                   ----------
               ADMINISTRATION OF THE HOLDING AND THE CORPORATION
               -------------------------------------------------

TENTH CLAUSE: Principles for Managing the Corporation.
- - ------------  ---------------------------------------

The Parties signing this document agree to execute and respect the acts necessary for the Holding and the Corporation to be administered in accordance with the following principles:

     a. The administration of the Corporation shall be carried out considering the interests of the Holding and the Corporation and not those of one or more shareholders in particular.

     b. Commercial transactions between its shareholders, related companies as defined in Article 100 of Law 18,045 and the Related Party of these shall meet conditions of equity similar to those normally prevailing in the market.

     c. The Parties and their Related Parties shall make reasonable commercial efforts for the Holding and the Corporation to benefit from their negotiation powers in the acquisition of any goods or services of value to the them, Corporation provided this does not imply the renunciation of rights under contracts already exectued by the Parties and their Related Parties or a default or a greater encumbrance in the execution of those contracts.

ELEVENTH CLAUSE: ADMINISTRATION OF THE HOLDING AND THE CORPORATION.The board of
- - ----------------
the Holding and Corporation shall composed of 10 titular and 10 alternate directors who shall remain in their positions for the time established in the bylaws and shall be appointed by the shareholders meeting.

11.1. Appointment of Directors.  The parties signing this document agree that of
      -------------------------
the 10 titular and 10 alternate directors composing the boards of the Holding and the Corporation, 6 titular and 6 alternate directors shall be appointed and elected by CORDILLERA and 4 titular and 4 alternate directors shall be appointed and elected by INTERCOM.

For the fullfillment of the foregoing, the Holding shall instruct its representatives in order that in the respective shareholder meeting the appointment of the directors of the Corporation is made given compliance with the agreements contained in this paragraph.

The right of each party to appoint the number of directors indicated above has been agreed taking into account their present share holdings. However, the parties agree that should EL MERCURIO dispose of its shares in INVERCOM and CTC reduce its indirect interest in the Holding to 36%, INTERCOM shall retain its right to appoint and elect 4 titular and 4 alternate directors in the Board of Directors of the Corporation and of the Holding, for which CORDILLERA and the Holding shall provide the share support required therefor.

The parties agree that the appointment and acting of the liquidators of the Holding and of the Corporation shall be subject to the rules provided for in this clause eleven, as they are applicable.

11.2. Director vacancy.  If for any reason a vacancy for a titular or his
      -----------------
respective alternate director arises, the board shall proceed to appoint a replacement, appointing for this purpose the person(s) proposed by the shareholder with the right to appoint them, and the renewal of the whole of the Board of Directos shall be made in the next shareholders meeting to be held by the Holding or the Corporation.

11.3. Attendance quorum.  Board meetings of the Holding and the Corporation
      ------------------
shall be held with the attendance of, at least, the absolute majority of the directors, that is 6 directors, except for meetings called to resolve on any of the matters indicated in paragraph 11.5. below which shall always require the attendance of at least 8 titular directors or their respective alternates.

11.4. Voting quorum.  Except for decisions on matters indicated in paragraph
      --------------
11.5 below which shall require, as already explained, the favourable vote of at least 8 titular directors or their respective alternates, resolutions of the board of directors of the Holding and of the Corporation shall be passed with the favourable vote of at least the absolute majority of the directors of the Corporation, that is 6 directors.

11.5. Qualified quorum.  Notwithstanding the qualified quorums provided in the
      -----------------
by-laws of the Holding and of the Corporation, the Board meetings to consider any of the following matters shall require the assistance and assenting vote of at least 8 directors for their resolution:

     a. The acquisition of assets of over US$5,000,000 in one calendar year and the disposal of assets of over US$1,000,000 in one calendar year, at the Exchange Rate in effect on the day the respective transaction is made, in both cases provided they are not contemplated in the Business Plan and Annual Budget;

     b. Direct and indirect borrowing not contemplated in the Business Plan and Annual Budget that exceeds US$7,500,000 outstanding at any one time, at the Exchange Rate in effect on the date the respective transaction is made.

     c. Approval and amendment of the Business Plan and Annual Budget, and in the event that either of them is not approved within 40 days from the date on which they were presented for the approval of the board, for which a meeting will be noticed for the term mentioned, the Annual Budget for the previous year shall continue, adjusted according to the change in the CPI as determined by the National Statistics Institute of the Republic of Chile or the entity replacing it. However, if a 40 day period is elapsed commencing on the date in which the documents were submitted for approval of the Board, and being in effect the Annual Budget of the previous year adjusted, there is still a disagreement, the directores appointed by CORDILLERA shall have the right to go to the arbitrator within the following 60 days, in order that such arbitrator, in view of the technical and economic reports that considere appropiate, decides if, for the calendar year in dispute is more convenient to maintain the adjusted Annual Budget of the previous year, or approve the Business Plan and Annual Budged submitted for the approval of the Board. If the arbitrator decides that is more convenient the Business Plan and Annual Budged submitted for the approval of the Board, this shall be informed inmediately in a Board of Directors specially called for that purpose and in such meeting the Board of Directors, with the favourable vote of only the absolute mayority of the Directors, that is 6 directors, shall freely decide the approval or amendment of the Business Plan and Annual Budged submitted for approval.

     d. Commercial transactions and agreements with related persons to the Corporation as defined in Article 100 of Law 18,045, except for transactions to be executed between the Corporation or the Holding and CTC and/or its related persons as defined in Article 100 of Law 18,045 which shall require the assenting vote of just the absolute majority of the board.

     e. The execution of programming contracts not contemplated in the Business Plan and Annual Budget for an amount of over US$2,000,000 in each case, at the Exchange Rate in effect at the time the respective transaction is carried out.

     f. The construction of networks and the execution of contracts for providing transportation services, except in the cases contemplated in paragraph 11.6 of this Clause eleven.

11.6.     Exceptions to the rule in paragraph 11.5. However, and notwithstanding
          -----------------------------------------
the exception established in letter c), para. 11.5, in the matters indicated below, only the assenting vote of the absolute majority of the directors shall be required, that is 6 directors:

     (i) to demand compliance with the Signal Transmission and Connection Maintenance Agreement as well as any other contract executed or that may be executed among the Holding or the Corporation and CTC, its Related Parties and related persons as defined in Article 100 of Law 18.045, to amend them or in any way enforce their rights under them.

     (ii) to construct by its own or through third parties the networks whose construction has been requested by the

     Corporation to CTC, in accordance with the Signal Transmission and Connection Maintenance Agreement, as well as to make or hire increases in capacity or new services in such networks, and CTC has refused or it is understood to have refused in accordance with the procedure contemplated in the Signal Transmission and Connection Maintenance Agreement.

     (iii) to execute contracts for transportation or for rental, agree increases in capacity and new services, and execute maintenance contracts with third parties, when previously requested by the Corporation of CTC under the Signal Transmission and Connection Maintenance Agreement and CTC has refused or it is understood to have refused.

     (iv) approve the acts and contracts necessary for and conducive to implementing or financing the decisions taken in accordance with this paragraph 11.6 including naturally, the related with the acquisitions of assets, indebtedness, approval and amendment of the Business Plan and Annual Budget.

TWELFTH CLAUSE:  SHAREHOLDERS MEETINGS.  Notwithstanding that the by-laws of the
- - ---------------
Holding and the Corporation requires a lower quorum, INTERCOM shall be obligated to grant its approval for resolution of the Shareholders Meetings that have been proposed under resolutions of the Board of Directors adopted with the favourable vote of the Directors appointed by CORDILLERA and the purpose of which are increases of capital or the issuance of bonds or debentures convertible into shares or the amendment of the line of businesses of the "Holding" and/or the Corporation, in the amount required so as the Holding and/or the Corporation may contract with third parties or undertake in its own account one or more of the acts and contracts referred to under letters (ii) and
(iii) of the para. 11.6. In the said resolution of the Board it shall be ackowledge the occurrence of one of the cases referred to in this clause.

                                   SECTION V
                                   ---------
                   ACCOUNTING STANDARDS, FINANCIAL STATEMENT
                  ------------------------------------------
        AND REGISTRATION OF THE CORPORATION IN THE SECURITIES REGISTRY.
        ---------------------------------------------------------------

THIRTEENTH CLAUSE:  ACCOUNTING AND FINANCIAL STATEMENTS.
- - ------------------

13.1. General accounting.  The Holding and the Corporation shall maintain its
      -------------------
accounting, books and registers in accordance with legal and regulatory standards applying to open corporations, which shall be examined by external auditors appointed annually by the shareholders meeting from among internationally recognized firms.

13.2. Special accounting. In addition to the accounting system referred to in
      -------------------
paragraph 13.1., at the first board meeting held after the signing of this document, special accounting standards and systems shall be adopted as required by the parties provided they do not damage the Holding and/or Corporation.

13.3. Financial statements.  The Holding and the Corporation shall prepare its
      ---------------------
financial statements in accordance with GAAP-CHI and GAAP-USA. The financial statement prepared in accordance with GAAP-USA shall be presented (i) within 15 days following the end of each calendar month, (ii) within 21 days following each quarter and (iii) within 45 days following the end of each calendar year. The financial statements referred to in (iii) above shall be audited.

FOURTEENTH CLAUSE:  REGISTRATION OF THE HOLDING IN THE SECURITIES REGISTER OF
- - ------------------
THE SUPERINTENDENCY OF SECURITIES AND INSURANCE. The parties shall analize the convenience that the shares are registered, offered and exchanged in the Stock Exchanges. In no case, the foregoing shall be deemed or imply authorization for a partner to sell its shares in the Holding in an Stock Exchange, with this regard or non compliance of the transfer restrictions and first refusal procedure for the acquisition of the Shares set forth in this instrument.

                                   SECTION VI
                                   ----------
          APPLICATION AND TERM, LIQUIDATION, PENALTIES AND ARBITRATION
          ------------------------------------------------------------

FIFTEENTH CLAUSE:  APPLICATION AND TERM.
- - -----------------

15.1. This agreement shall have the same term of the Holding and the Corporation. The third party that, pursuant to the provisions of clause fifth and sixth of this agreement, acquires Shares or Holdings in Other Companies, owned by one of the Parties, shall simoultaneously with the respective acquisition confirm in writting its acceptance to the terms and obligations contained in this document. In the absence of the foregoing such transference shall not be registered in the respective shareholders record.

SIXTEENTH CLAUSE:  PENALTIES.
- - -----------------

16.1 The default by any of the Parties on the obligations arising for each thereof under clauses third, fourth number 1, fifth, sixth, eighth and eleventh of this Agreement that is considered material, shall empower the Party or Parties who consider their rights impaired by the default, to alternatively and at their discresion, request specific performance of the respective obligation or voidance of the act or contract that gives rise to the default. In both cases, it shall be entitle, in addition, to (a) damages compensation that the parties liquidate in amount of $100,000,000.-, in the event that the defaulting party is any of INTERCOM, CORDILLERA, INVERCOM, CCHL, BIP, CRISTALCHILE, HOLDING, CTC, BRESNAN, CRISTALERIAS or TCI and $30,000,000 in the event that the defaulting party is EL MERCURIO. However, nothing shall prevent the claiming party from request only such penalty nor for that, if the damages were larger that such penalty, to claim also or only the compensation of such damages, or scuh compensation jointly with the specific performance or a claim to void the act or contract give rise to default.

16.2 If the breach by any of the Parties on the obligations arising for each thereof under this Agreement is not qualify as material the party or parties who deem that the rights are impaired by such default shall be entitle to request specific performance of the respective obligation or voidance of the act or contract causing such default, plus, in each case, damage compensation.

16.3 Non of the provisions of this clause, prevents the excersise by the Party or Parties affected by the total or parcial default hereof, of the other rights conferred thereupon by this same instrument or conferrred thereupon by the by-laws of the Holding and the Corporation, by the agreements reached during the negotiations between the Parties, established in the Sales Contract, the Signal Transmission and Connection Maintainance Agreement or in the law.

SEVENTEENTH CLAUSE:
- - -------------------

All the agreements reached between the Parties by virtue of the negotiations, established in the Sales Contract, the Signal Transmission and Connection Maintainance Agreement, the by-laws of the Holding and of the Corporation and this agreement, are considered as a indissoluble whole and part of a same negotiation.



EIGHTEENTH CLAUSE:  PRECEDENCE IN THE CASE OF DISPUTES.
- - ------------------

The stipulations contained in this Shareholders Agreement are binding for the "Parties". Should a dispute arise between this Shareholders Agreement and the bylaws, the provisions of this Shareholders Agreement shall prevail.

NINETEENTH CLAUSE:  ARBITRATION.
- - -----------------

19.1. Any differences, difficulties or conflicts arising between the Parties for any reason or in any circumstance, directly or indirectly related to this Shareholders Agreement or one or more of its clauses, and especially but without any limitation, those relating to its effects, enforceability, application, interpretation, compliance, non compliance, validity or invalidity, nullity or resolution, existence or non-existence, or the powers of the arbitrator appointed, shall be resolved by an arbitrator in equity ("Arbitro Arbitrador") who shall give judgment in the one instance and there shall be no appeal against his judgments except for complaint proceedings.

19.2. The Parties renounce in this act all forms of recourse they might have had against the resolutions of the arbitrator.

19.3. For this purpose, the Parties and other signatories to this Shareholders Agreement mutually appoint Mr. Samuel Lira Ovalle as Arbitro Arbitrador in the first place. In the event that he cannot or does not wish to accept the position, the parties mutually appoint Mr. Eugenio Valenzuela Somarriva; in the event that he cannot or does not wish to accept the position, the parties appoint Mr. Sergio Urrejola Monckeberg; In the event that he cannot or does not wish to accept the position, the parties mutually appoint Mr. Juan Achurra Larrain; in the event that he cannot or does not wish to accept the position, the parties appoint Mr. Alberto Pulido Cruz.

In the event none of the arbitrators appointed accept the position, the Parties and other signatories to this Shareholders Agreement shall appoint the arbitrator by mutual consent and in the event of their reaching no agreement, the appointment shall be made by the sitting judge of the civil court of Santiago municipality from among persons who have acted as lawyer members of the Supreme Court of Justice for a period of no less than three years. Moreover in this case, the arbitrator appointed by the court shall be an arbitrator in equity (Arbitro Arbitrador) concerning procedure and an arbitrator in law, his judgments being subject to all forms of recourse available under the law.

                                  SECTION VII
                                  -----------
             NOTIFICATIONS, REGISTRATION OF THE AGREEMENT, TERMS,
             -----------------------------------------------------
                          APPLICABLE LAW AND DOMICILE
                          ---------------------------

TWENTIETH CLAUSE:  NOTIFICATIONS.
- - -----------------

20.1. Any notification, communication, request, instruction or other document that may or should be delivered by one party to another other, by the technical commissions of the parties or by the arbitrator to the parties under this agreement, shall be in writing in one of the following manners:

a) shall be delivered personally (with receipt confirmed by the signature of the addressee), or

b) shall be sent by telex (with the corresponding confirmation of receipt or answerback), or

c) shall be sent by fax (with receipt confirmed by the addressee by fax or telex), or

d) shall be sent through a notary public using private mail and applying the following procedure:

     i) The notary shall previously send to the addressee a fax containing the communication and indicating in that fax that the communication is sent on the same date by private mail, but not requiring the confirmation of receipt of the fax. In a document of the same date, the notary shall certify having sent that fax or its having been impossible to send that communication by fax and the reasons for it.

     ii) Once carried out the above, the notary shall send the communication to the addressee by private mail accompanied by a copy of the document containing the certification of the sending of the fax referred to above, or of the impossibility of being able to do so if that be the case.

     Consequently, in order to perfect the notification referred to in this letter d), it shall be sufficient that the communication be sent by private mail through a notary public who should include the certification mentioned.

20.2. If the notification, communication, request, instruction or document is addressed by one party to another, it shall be sent to the domicile or fax or telex number of the other party. In any event, communications sent to the domicile the parties have communicated between them in the manners set out in paragraph 20.1. above, shall be valid.

20.3. Notifications shall be considered as having been received, in the case of personal delivery, upon delivery; in the case of private mail sent through a notary, five days after the sending; in the case of telex or fax, the following banking business day after the sending.

20.4. Nothing expressed herein shall affect verbal notification in order to inform the other party under this agreement when it is necessary to make urgent notifications. However, such verbal notification shall be followed immediately by confirmation in writing so that the notification shall only be understood to be made by one of the ways foreseen in the preceding paragraphs.

20.55. For the purpose of the communications, in this act the Parties appoints as representatives the following persons and in the following conditions:

     a) If the communications are made to:

     INTERCOM:  Claudio Garcia Swears
                Avenida Apoquindo No. 4499
                Comuna de Las Condes, Santiago, Chile
                Phone:  (56 2) 691 25 67
                Fax:    (56 2) 206 58 33


     b)  If the communications are made to:

     CORDILLERA: Maria Isabel Diaz Velasco
                 Bombero Adolfo Ossa 1010 oficina 401
                 Comuna de Santiago, Santiago, Chile
                 Phone:  ( 56 2 ) 699 59 49
                 Fax: ( 56 2 ) 695 20 30
                 and
                 Juan Antonio Alvarez Avendano
                 Hendaya 60, piso 14,
                 Comuna de Las Condes, Santiago, Chile
                 Phone: ( 56 2 ) 330 7000
                 Fax:   ( 56 2 ) 331 5153

     c)  If the communications are made to:

     INVERCOM:   Jacinto Diaz Sanchez
                 Avenida Apoquindo No. 4499
                 Comuna de Las Condes, Santiago, Chile
                 Phone:  (56 2) 206 56 25
                 Fax:    (56 2) 206 56 56

     d)  If the communications are made to:

     CCHL:       Baltazar Sanchez Guzman
                 Hendaya No. 60, piso 15
                 Comuna de Las Condes, Santiago, Chile
                 Phone:( 56 2 ) 331 54 40

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

                 Fax: ( 56 2 ) 331 54 30
                 and
                 Max Letelier Bomchil
                 Bombero Adolfo Ossa 1010 oficina 401
                 Comuna de Santiago, Santiago, Chile
                 Telefono: ( 56 2 ) 699 59 49
                 Fax: ( 56 2 ) 695 20 30

  e)  If the communications are made to:

  BIP:           Maria Isabel Diaz Velasco
                 Bombero Adolfo Ossa 1010 oficina 401
                 Comuna de Santiago, Santiago, Chile
                 Phone: ( 56 2 ) 699 59 49
                 Fax: ( 56 2 ) 695  20 30

  f)  If the communications are made to:

  CRISTALCHILE:  Ismael Mena Gatica
                 Hendaya 60, piso 15
                 Comuna de Las Condes, Santiago, Chile
                 Phone:( 56 2 ) 331 54 40
                 Fax: ( 56 2 ) 331 54 30

     g)  If the communications are made to:

     METROPOLIS - INTERCOM
     HOLDING S.A.:

               Cristobal Philippi Irarrazaval
               Avenida Manquehue Sur, 520, piso 2
               Comuna de Las Condes, Santiago, Chile
               Phone:( 56 2 ) 224 51 50
               Fax: ( 56 2 ) 224 58 30

               With copy to:

               Maria Isabel Diaz Velasco
               Bombero Adolfo Ossa 1010 oficina 401
               Comuna de Santiago, Santiago, Chile
               Phone:( 56 2 ) 699 59 49
               Fax: ( 56 2 ) 695 20 30
               and
               Juan Antonio Alvarez Avendano
               Hendaya 60, piso 14,
               Las Condes, Santiago, Chile
               Phone:( 56 2 ) 330 7000
               Fax: ( 56 2 ) 331 5153

     h)  If the communications are made to:

  BRESNAN:       Jeffrey DeMond
                 709 Westchester Avenue
                 White Plains, New York, 10.604
                 Estados Unidos de America
                 Phone: 1 - 914 - 993 66 00
                 Fax:  1 - 914 - 993 66 01

  i)  If the communications are made to:

  CRISTALERIAS:  Cirilo Elton Gonzalez
                 Hendaya 60, piso 2
                 Comuna de Las Condes, Santiago, Chile
                 Phone: (56 2 ) 246 88 55

  j)  If the communications are made to:

  CTC:           Jacinto Diaz Sanchez
                 Avenida Apoquindo N(Degrees) 4499
                 Comuna de Las Condes, Santiago, Chile
                 Phone:  (56 2) 206 56 25
                 Fax    (56 2) 206 56 56

  k)  If the communications are made to:

       EL MERCURIO:    _________________________

                      _________________________
               Phone  _________________________
               Fax    _________________________


  l)  If the communications are made to:

  TCI:           Fred A. Vierra
                 Terrace Tower II
                 5.619 DTC Parkway, Englewood,
                 Colorado 80.111 - 3.000
                 Estados Unidos de America
                 Phone: 1 - 303 - 267 52 16
                 Fax: 1 - 303 - 488 32 00

  m)  If the communications are made to:

   SERVICIOS Y CONSULTORIAS
   HENDAYA S.A.: Cirilo Elton Gonzalez
                 Hendaya 60, piso 2
                 Comuna de Las Condes, Santiago, Chile
                 Phone: ( 56 2 ) 246 88 55
                 Fax: ( 56 2 ) 246 88 00

     n)  If the communications are made to:

     BRESNAN HOLDINGS
     CHILE INC:  Jeffrey DeMond
                 709 Westchester Avenue
                 White plains, New York, 10.604
                 Estados Unidos de America
                 Phone: 1 - 914 - 993 66 00
                 Fax: 1 - 914 - 993 66 01

20.5. The parties may change the name of the persons who have to be notified on their behalf and their respective addresses and fax and telex numbers, always provided the notification is duly sent to the other party or parties in accordance with this clause.

TWENTIETH-ONE CLAUSE:  CUSTODY OF THIS SHAREHOLDERS AGREEMENT.
- - ---------------------

A copy of this Shareholders Agreement shall be held available to interested third parties by the Corporation and shall be annotated in its Shareholders Register in accordance with Article 14 of Law 18,046.

TWENTIETH-TWO CLAUSE:  TERMS.   The terms referred to in this Shareholders
- - ---------------------
Agreement are consecutive days except where expressly stated to the contrary. In each ocassion that this Shareholders Agreement established that a certain conduct or action must be completed within a certain period of time as from a certain notification or notice, it shall be understood that (i) that term starts to run as from midnight on the day on which a comunications is considere to be received pursuant to the provisions of clause 20, para. 20.3 and (ii) that if such term should elapsed on a day that is not a Banking Business Day the term shall run until the following Banking Business Day.

TWENTIETH-THREE CLAUSE: APPLICABLE LAW. This Shareholders Agreement shall be
- - ----------------------
governed by the laws of the Republic of Chile.

TWENTIETH-FOUR CLAUSE: LANGUAGE. It is stated for the record that this Agreement
- - ----------------------
is executed in the Spanish language and a translation has been made thereof to English. The parties expressly agree that the text in Spanish shall prevail for all legal purp

TWENTIETH-FIVE CLAUSE:  DOMICILE AND OTHER MATTERS.  For all purposes of this
- - ----------------------
Shareholders Agreement, domicile is fixed in the  municipality of Santiago.

TWENTIETH-SIX CLAUSE: It is stated for the record that this Shareholders
- - --------------------
Agreement, jointly with the Sales Contract, the Signal Transmission and Connection Maintainance Agreement, the by-laws of the Holding and the Corporation, and any other document executed by the Parties, contained all agreements of the parties in relation with the businesses to which such documents are referred, and therefore, the Parties declare that all the obligations that may arrise of all agreement, verbal or by written, that they have adopted with respect to such businesses, are complete fullfilled.

TWENTIETH-SEVEN CLAUSE: POWERS OF ATTORNEY AND LEGAL CAPACITY REPRESENTATIONS.
- - ----------------------

27.1 Each of the appearing parties in this document, declares the following:

a) That the companies by them represented, has approved the execution of this Shareholders Agreement and that they have been granted with enough powers of attorney to legally execute it in its name and representation.

b) That this Shareholders Agreement has been duly and validly agreed upon and it is the source of legally, valid, and enforceable obligations for their principals, enforceable according to its terms.

c) That the execution of this Shareholders Agreement by their principal and the fullfilment of the obligations contained thereof are valid pursuant to the by-laws and powers of attorneys and shall not infringe or default and shall not be in conflict with any provision of the by-laws or any other rule or provision nor will have as a result the anticipated expiration of any obligation.

27.2 POWERS OF ATTORNEYS OF THE APPEARING PARTIES: [____]
                                _______________

                                       55